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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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          Date of Report (Date of earliest event reported)  March 31, 1998
                                                            --------------

                         CENTURY BUSINESS SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                           22-2769024
            --------                                           ----------
   (State of other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                          Identification No.)


                                        0-25890
                                        -------
                               (Commission File Number)

                            10055 Sweet Valley Drive
                              Cleveland, Ohio 44125
                    (Address of principal executive offices)
                                   (Zip Code)

       Registrant's telephone number, including area code (216) 447-9000.
                                                           -------------

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Item 2. Acquisition or Disposition of Assets.

On March 31, 1998, Century Business Services, Inc. (the "Company"), a Delaware corporation, completed the acquisitions of The Continuous Learning Group, Inc. ("CLG"), a Delaware corporation, and Envision Development Group, Inc. ("EDG"), a Delaware corporation, pursuant to an Agreement and Plan of Merger dated March 31, 1998, by and among the Company, CLG Acquisition Corp. ("Merger Sub A"), CLG, EDG Acquisition Corp. ("Merger Sub B"), EDG, and the shareholders of CLG and EDG.

The transaction was effected by means of a merger of CLG with and into Merger Sub A and EDG with and into Merger Sub B. The Company paid an aggregate of $10,390,539 in cash and 916,805 unregistered shares of Common Stock of the Company subject to a lock-up agreement for a two year period.

The Company also completed the acquisition of Multi-Dimensional International Consultants, Ltd. ("MDI"), a Florida limited partnership, pursuant to an Agreement and Plan of Merger dated March 31, 1998, by and among the Company, MDI Acquisition Corp. ("Merger Sub C"), MDI, Multi-Dimensional International Consultants, Inc. ("MDI Inc."), Multi-Dimensional International Consultants II, Inc. ("MDI II"), and the shareholders of MDI Inc. and MDI II.

The transaction was effected by means of a merger of MDI Inc. and MDI II with and into Merger Sub C. The Company paid an aggregate of $5,209,522 in cash and 459,662 unregistered shares of Common Stock of the Company subject to a lock-up agreement for a two year period.

The shareholders of Merger Sub A, Merger Sub B, and Merger Sub C, (collectively, the "Shareholders"), will also have the opportunity to receive a potential maximum earn-out amount of $4.8 million in cash and $7.2 million worth of unregistered shares of Common Stock of the Company, to be subject to a lock-up agreement for one year after issue, if the acquired companies increase their 1998, 1999 and 2000 pre-tax earnings by a compounded annual rate of at least 25% over the 1997 pre-tax earnings base.

Consideration for the aforementioned merger transactions was determined on the basis of arm's length negotiations by the parties. The Company utilized available cash resources to fund the cash portions of the transactions.

CLG and EDG supply a wide range of performance consulting and management services, education, and training for all organizational levels, from the single office to enterprise-wide level. Companies in the MDI group provide consulting and training services for independent firms and the in-house operations of Fortune 1000 companies in areas such as customer sales and service and employee help desks. The Company will utilize the assets of the aforementioned companies in a consistent fashion.

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The Company's press release issued March 9, 1998 announcing the aforementioned acquisitions was filed previously on Form 8-K dated March 9, 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired
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          To be filed by amendment.

     (b)  Pro Forma Financial Information
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          To be filed by amendment.

     (c)  Exhibits
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          1.   Agreement and Plan of Merger, dated March 31, 1998, by and among
               Century Business Services, Inc., The Continuous Learning Group, Inc., CLG Acquisition Corp., Envision Development Group, Inc., EDG Acquisition Corp., and the Shareholders of CLG and EDG.

          2. Agreement and Plan of Merger, dated March 31, 1998, by and among Century Business Services, Inc., Multi-Dimensional International Consultants, Ltd., MDI Acquisition Corp., Multi-Dimensional Consultants, Inc., Multi- Dimensional Consultants II, Inc., and the Shareholders of MDI Inc. and MDI II.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CENTURY BUSINESS SERVICES, INC.


  Date: April 15, 1998               By: /s/ Charles D. Hamm, Jr.
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                                             Charles D. Hamm, Jr.
                                             Chief Financial Officer